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                                                              Exhibit 99.2(j)(i)

[CHASE LOGO]

                            GLOBAL CUSTODY AGREEMENT

     This AGREEMENT is effective July 1, 2001, and is between (i) THE CHASE MANHATTAN BANK ("Bank"), a New York State member bank of the Federal Reserve System and (ii) GLOBAL HIGH INCOME DOLLAR FUND INC., a non-diversified, closed-end management investment company organized under the laws of the State of Maryland ("Customer").

1.   CUSTOMER ACCOUNTS.

     Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following accounts ("Accounts"):

     (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and

     (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

     Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.

     Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.   MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN
     LOCATIONS.

     Unless Instructions specifically require another location acceptable to
Bank:

     (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

     (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

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     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

3.   SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian (as hereinafter defined) where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity. Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.

     Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

     The term Subcustodian as used herein shall mean the following:

     (a) a "US Bank", which shall mean a US bank as defined in rule 17f-5(a)(7); and

     (b) an Eligible Foreign Custodian" which, as defined in rule 17f-5(a)(l) and (5), shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a US Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

     The term "securities depository" as used herein shall mean the following, when referring to a securities depository located:

     (a) outside the US, an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule I7f-7(b)(l)(i)-(vi) as the same may be amended from time to time, or that otherwise has been made exempt by an SEC exemptive order, rule or other appropriate SEC action; and

     (b) in the US, shall mean a "securities depository" as defined in SEC rule 17f-4(a).

     For purposes of provisions of the Agreement imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager. For purposes of clarity, the term Subcustodian shall not include any securities depository.

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4.   USE OF SUBCUSTODIAN.

     (a)  Bank shall identify the Assets on its books as belonging to Customer.

     (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

     (c) Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

     (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.   DEPOSIT ACCOUNT TRANSACTIONS.

     (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

     (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.   CUSTODY ACCOUNT TRANSACTIONS.

     (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and

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free delivery. Delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

     (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by Bank and reconciled to the Account.

          (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

          (ii) If any Financial Assets delivered pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7.   ACTIONS OF BANK.

     Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

     (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is aware of such opportunities, or, to the extent Customer has sent timely Instructions to Bank in accordance with Section 11 hereof, should be aware of such opportunities.

     (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

     (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

     (d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.

     (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.

     All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

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     Pursuant to Instruction, Bank may deliver Assets of the Customer in connection with borrowings and other collateral or margin requirements.

     If, pursuant to an Instruction, in connection with futures or options transactions, Bank shall become a party to an agreement with the Customer and a futures commission merchant regarding margin ("Tri-Party Agreement"), the Bank shall (i) receive and retain, to the extent the same are provided to the Bank, confirmations or other documents evidencing the purchase or sale by the Customer of exchange-traded futures contracts and options, (ii) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement ("Margin Account"), segregated either physically or by book-entry in a securities depository for the benefit of any futures commission merchant, such Assets as the Customer shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure Customer's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (iii) thereafter pay, release or transfer such Assets into or out of the Margin Account in accordance with the provisions of such Agreement. Alternatively, the Bank may deliver Assets, in accordance with an Instruction, to a futures merchant to whom Assets are delivered pursuant to this Section 7, for the sufficiency of Assets held in any Margin Account, or for the performance of any terms of any exchange-traded futures contracts and commodity options.

8.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

     (b) PROXY VOTING. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

     (c)       TAX RECLAIMS.

     (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

     (ii) The provision of tax reclaim services by Bank is conditional upon Bank's requesting and receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (PRO FORMA copies of

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     which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

     (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

     (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

     (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.

     (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

     (d)       TAX OBLIGATIONS.

     (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

     (ii) If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

     (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any US federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure

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     to comply with the terms of Sections 8(c) and (d), or (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay, withhold or report tax or to report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.

9.   NOMINEES.

     Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10.  AUTHORIZED PERSONS.

     As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.  INSTRUCTIONS.

     The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by an Authorized Person or which are transmitted with proper testing or authentication pursuant to terms and conditions set forth herein or otherwise agreed to in writing by the parties. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.

     Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. If such confirmation is not timely received, Bank shall contact Customer and direct that the confirmation be promptly sent to Bank. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.  STANDARD OF CARE; LIABILITIES.

     (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

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          (i)       Notwithstanding any other provisions of this Agreement,
     Bank's responsibilities shall be limited to the exercise of reasonable care with respect to its obligations hereunder. Bank shall only be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets where such loss results directly from the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. In the event of any loss to Customer which is compensable hereunder (I.E. a loss arising by reason of bad faith, negligence or willful misconduct or the failure of Bank or its Subcustodian to use reasonable care), Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions and services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. In the event that a delay shall have been caused by the bad faith, negligence or willful misconduct of the Bank in carrying out an Instruction to credit or transfer cash, the Bank shall be liable to Customer for interest to be calculated at the rate customarily paid on such deposit and currency by Bank on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected.

          (ii) Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

          (iii) (A) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively me "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement. (B) In addition to and not in limitation of the preceding subparagraph, Customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted in bad faith, with negligence or engaged in willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

          (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts.

          (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vi) Bank need not maintain any insurance for the benefit of Customer.

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          (vii)     Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

          (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

          (ix) Bank will review or reconcile trade confirmations received from brokers.

     (b)  Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

          (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

          (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;

          (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof; and

          (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto.

     (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.

13.  FEES AND EXPENSES.

     Customer shall pay Bank for its services hereunder the fees set forth in the Closed-end Funds Service Agreement between Customer and Bank dated July 1, 2001, or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.  MISCELLANEOUS.

     (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of Customer's trading and investment activity, when instructed by specific or standing Instruction, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide

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foreign exchange through its subsidiaries, Affiliates or Subcustodians or on a principal basis. Instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a separate master foreign exchange contract with Customer that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract, and to the extent not inconsistent, this Agreement, shall apply to such transactions.

     (b) CERTIFICATION OF RESIDENCY, ETC. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c) ACCESS TO RECORDS. Bank shall create and maintain records relating to the performance of its obligations under this Agreement and shall make available to the Customer, accountants, agents and employees, during regular business hours of the Bank, upon reasonable request, all records maintained by the Bank pursuant to this Agreement, subject, however, to all reasonable security requirements of the Bank then applicable to the records of its customer customers generally. In addition, Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records.

     (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS; IMMUNITY; CAPTIONS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

     (e) ENTIRE AGREEMENT; AMENDMENT AND APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

     /X/ Investment Company assets subject to certain US Securities and Exchange Commission rules and regulations;

     / /  Other (specify)

     This Agreement consists exclusively of this document together with Schedule A, Appendix 1-A, Appendix 1-B, Exhibits I -______and the following Rider(s) [Check applicable rider(s)]:

     / /  INVESTMENT COMPANY

     /X/  GLOBAL PROXY SERVICE RIDER

     /X/  SPECIAL DOMESTIC AND GLOBALTERMS AND CONDITIONS

     There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

     (f) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

     (g) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it has taken all necessary action to authorize the execution and delivery hereof; (E) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (F) and acknowledges that this Agreement sets out to the fullest extent the duties of Bank, (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) it has taken all necessary action to authorize the execution and delivery hereof.

     (i) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) if to the Bank:
The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245,
Attention: Global Investor Services, Investment Management Group. Telephone:
(617) 557-8105, Facsimile: (617) 557-8617; and (b) if to the Customer: Brinson Advisors, Inc., Attn: Paul H. Schubert, Vice President and Treasurer, Global High Income Dollar Fund Inc., Newport Center III, 499 Washington Blvd., 14th Floor, Jersey City, New Jersey 07310-1998. Telephone: 201-318-4109, Facsimile:
201-533-2844.

     Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed.

     (j) TERMINATION. This Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, such notice to be delivered in accordance with Section 13(i) of this Agreement. Within sixty (60) days following receipt of the notice of termination given by either party, Customer shall deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In the event of the appointment of a successor custodian, it is agreed that the Assets of the Customer held by the Bank or any Subcustodian shall be delivered to the successor in accordance with reasonable Instructions. The Bank agrees to cooperate with the Customer in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Bank shall in like manner transfer the Customer's Assets in accordance with Instructions. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by

Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

     (k) MONEY LAUNDERING. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with US Money Laundering regulations and guidelines as in effect from time to time.

     (1) CONFIDENTIALITY AND IMPUTATION OF CERTAIN INFORMATION. Bank and Customer agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose or rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Bank or Subcustodian, any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

     (m) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to constitute only one instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

15.  DEFINITIONS.

     As used herein, the following terms shall have the meaning hereinafter stated:

     (a) "Certificated Security" shall mean a security that is represented by a certificate.

     (b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

     (c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

     (d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement. Financial Assets shall also include investments that are not ownership interests as may be traditionally represented by certificates such as loan participations, repurchase agreements and derivative arrangements. Financial Assets shall not include cash.

     (e) " Securities" shall mean stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.

     (f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

     (g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

     (h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

     (i) "Uniform Commercial Code" shall mean Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

     16. Compliance with Securities and Exchange Commission rule 17f-5 ("rule 17f-5").

     (a) Customer's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it of, the obligation to perform as Customer's "Foreign Custody Manager" (as that term is defined in rule 17f-5(a)(3}), including for the purpose of selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(l), as the same may be amended from time to time or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Customer's foreign Assets and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)).

     (b)  In connection with the foregoing, Bank shall:

     (i) provide written reports notifying Customer's Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements but until further notice from Customer requesting a different schedule, such reports shall be provided not less man quarterly in summary form, with a more detailed report annually.

     (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Assets would exercise;

     (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

     (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market; and

     (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise

     Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Assets.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Foreign Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

         (c) Except as expressly provided herein and in Section 17 hereof, Customer shall be solely responsible to assure that the maintenance of Foreign Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

         (d) Bank represents to Customer that it is a US Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act") as the same may be amended from time to time;
(2) its Board (or other governing body) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager; and (3) its Board (or other governing body) or its investment adviser shall have determined that Customer may maintain Foreign Assets in each country in which Customer's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection on behalf of Customer that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

         (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

     17. Compliance with Securities and Exchange Commission rule 17f-7 ("rule 17f-7").

     (a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's Foreign Assets at such Depository) and at which any Foreign Assets of Customer are held or are expected to be held. Bank shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

     (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 17(a) above.

     (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                                       GLOBAL HIGH INCOME DOLLAR FUND INC.


                                       By:   /s/ Paul H. Schubert
                                          ------------------------------------
                                       Name:     Paul H. Schubert
                                       Title:    Vice President and Treasurer



                                       THE CHASE MANHATTAN BANK


                                       By:   /s/ Brian Fitzgerald
                                          ------------------------------------
                                       Name:     Brian Fitzgerald
                                       Title:    Vice President

STATE OF New York            )

                             : ss.

COUNTY OF New York           )

     On this 1st day of July, 2001, before me personally came Paul H. Schubert, to me known, who being by me duly sworn, did depose and say that he is Vice President and Treasurer of the entity described in and which executed the foregoing instrument; that he knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he signed his name thereto by like order.


Sworn to before me this

1st day of July, 2001.


   /s/ Evelyn De Simone
--------------------------
          Notary

        EVELYN DE SIMONE
NOTARY PUBLIC STATE OF NEW YORK
          NO 43-5063192
  QUALIFIED IN RICHMOND COUNTY
  CERTIFIED IN NEW YORK COUNTY
COMMISSION EXPIRES JULY 15, 2002

State of Massachusetts       )

                             : ss.

County of Suffolk            )


On this 1st day of August, 2001, before me personally came, Brian K. Fitzgerald, to me known, who being by me duly sworn, did depose and say that he resides in Suffolk County, Massachusetts; that he is Vice President of The Chase Manhattan Bank, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order:


Sworn to before me this 1st day of August, 2001


     /s/ [Illegible]
-------------------------
           Notary

[JPMORGAN LOGO]

                                   SCHEDULE A
                            SUB-CUSTODIAN EMPLOYED BY

                    THE CHASE MANHATTAN BANK, GLOBAL CUSTODY

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
ARGENTINA         The Chase Manhattan Bank                             BANCO GENERALE DE NEGOCIOS
                  Arenales 707, 5th Floor                              BUENOS AIRES
                  1061 Buenos Aires
                  ARGENTINA

                  Citibank, N.A.                                       BANCO GENERALE DE NEGOCIOS
                  Bartolome Mitre 530                                  BUENOS AIRES
                  1036 Buenos Aires
                  ARGENTINA

AUSTRALIA         The Chase Manhattan Bank                             AUSTRALIA AND NEW ZEALAND BANKING GROUP LTD.
                  Level 37                                             MELBOURNE
                  AAP Center
                  259, George Street
                  Sydney NSW 2000
                  AUSTRALIA

AUSTRIA           Bank Austria AG                                      CHASE MANHATTAN BANK AG
                  Julius Tandler Platz - 3                             FRANKFURT
                  A-1090 Vienna
                  AUSTRIA

BAHRAIN           HSBC Bank Middle East                                NATIONAL BANK OF BAHRAIN
                  PO Box 57                                            MANAMA
                  Manama, 304
                  BAHRAIN

BANGLADESH        Standard Chartered Bank                              STANDARD CHARTERED BANK
                  18-20 Motijheel C.A.                                 DHAKA
                  Box 536,
                  Dhaka-1000
                  BANGLADESH

BELGIUM           Fortis Bank N.V.                                     CHASE MANHATTAN BANK AG
                  3 Montague Du Parc                                   FRANKFURT
                  1000 Brussels
                  BELGIUM

Correspondent banks are listed for information only.                May 22, 2001

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
BERMUDA           The Bank of Bermuda Limited                          THE BANK OF BERMUDA LTD
                  6 Front Street                                       HAMILTON
                  Hamilton HMDX
                  BERMUDA

BOTSWANA          Barclays Bank of Botswana Limited                    BARCLAYS BANK OF BOTSWANA LTD
                  Barclays House, Khama Crescent                       GABORONE
                  Gaborone
                  BOTSWANA

BRAZIL            Citibank, N.A.                                       CITIBANK, N.A.,
                  Avenida Paulista, 1111                               SAO PAULO
                  Sao Paulo, SP 01311-920
                  BRAZIL

                  BankBoston, N.A.                                     BANKBOSTON, N.A.
                  Rua Libero Badaro, 425-29 andar                      SAO PAULO
                  Sao Paulo - SP 01009-000
                  BRAZIL

BULGARIA          ING Bank N.V.                                        ING BANK N.V.
                  Sofia Branch                                         SOFIA
                  7 Vassil Levaki Street
                  1000 Sofia
                  BULGARIA

CANADA            Canadian Imperial Bank of Commerce                   ROYAL BANK OF CANADA
                  Commerce Court West                                  TORONTO
                  Security Level
                  Toronto, Ontario M5L 1G9
                  CANADA

                  Royal Bank of Canada                                 ROYAL BANK OF CANADA
                  200 Bay Street, Suite 1500                           TORONTO
                  15th Floor
                  Royal Bank Plaza, North Tower
                  Toronto
                  Ontario M5J 2J5
                  CANADA

CHILE             Citibank, N.A.                                       CITIBANK, N.A.
                  Avda. Andrea Bello 2687                              SANTIAGO
                  3rd and 5th Floors
                  Santiago
                  CHILE

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
CHINA - SHANGHAI  The Hongkong and Shanghai Banking                    CITIBANK, N.A.
                  Corporation Limited                                  NEW YORK
                  34/F, Shanghai Senmao International Building
                  101 Yin Cheng East Road
                  Pudong
                  Shanghai 200120
                  THE PEOPLE'S REPUBLIC OF CHINA

CHINA - SHENZHEN  The Hongkong and Shanghai Banking                    THE CHASE MANHATTAN BANK
                  Corporation Limited                                  HONG KONG
                  1st Floor
                  Century Plaza Hotel
                  No. 1 Chun Feng Lu
                  Shenzhen
                  THE PEOPLE'S REPUBLIC OF CHINA

COLOMBIA          Cititrust Colombia S.A.                              CITITRUST COLOMBIA S.A. SOCIEDAD FIDUCIARIA
                  Sociedad Fiduciaria                                  SANTA FE DE BOGOTA
                  Carrera 9a No 99-02
                  First Floor
                  Santa Fe de Bogota, D.C.
                  COLOMBIA

CROATIA           Privredna banka Zagreb d.d.                          PRIVREDNA BANKA ZAGREB D.D.
                  Savska c.28                                          ZAGREB
                  10000 Zagreb
                  CROATIA

CYPRUS            The Cyprus Popular Bank Ltd.                         CYPRUS POPULAR BANK
                  154 Limassol Avenue                                  NICOSIA
                  P.O. Box 22032
                  CY-1598 Nicosia,
                  CYPRUS

CZECH REPUBLIC    Ceskoslovenska Obchodni Banka, A.S.                  CESKOSLOVENSKA OBCHODNI BANKA, A.S
                  Na Prikope 14                                        PRAGUE
                  115 20 Prague 1
                  CZECH REPUBLIC

DENMARK           Danske Bank A/S                                      UNIBANK A/S
                  2-12 Holmens Kanal                                   COPENHAGEN
                  DK 1092 Copenhagen K
                  DENMARK

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
ECUADOR           Citibank, N.A.                                       CITIBANK, N.A.
                  Av. Republica de El Salvador y                       QUITO
                  Naciones Unidas (Esquina)
                  Quito
                  ECUADOR

EGYPT             Citibank, N.A.                                       CITIBANK, N.A.
                  4 Ahmed Pasha Street                                 CAIRO
                  Garden City
                  Cairo
                  EGYPT

ESTONIA           Hansabank                                            ESTI UHISPANK
                  Liivalaia 8                                          TALLINN
                  EE0001 Tallinn
                  ESTONIA

FINLAND           Merita Bank Plc                                      CHASE MANHATTAN BANK AG
                  2598 Custody Services                                FRANKFURT
                  Aleksis Kiven Katu 3-5
                  FIN-00020 MERITA, Helsinki
                  FINLAND

FRANCE            BNP PARIBAS S.A.                                     CHASE MANHATTAN BANK AG
                  Ref 256                                              FRANKFURT
                  BP 141
                  3, Rue D'Antin
                  75078 Paris
                  Cedex 02
                  FRANCE

                  Societe Generale                                     CHASE MANHATTAN BANK AG
                  50 Boulevard Haussman                                FRANKFURT
                  75009 Paris
                  FRANCE

                  Credit Agricole Indosuez                             CHASE MANHATTAN BANK AG
                  96 Blvd. Haussmann                                   FRANKFURT
                  75008 Paris
                  FRANCE

GERMANY           Dresdner Bank AG                                     CHASE MANHATTAN BANK AG
                  Juergen-Ponto-Platz 1                                FRANKFURT
                  60284 Frankfurt/Main
                  GERMANY

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
GHANA             Barclays Bank of Ghana Limited                       BARCLAYS BANK OF GHANA LTD
                  Barclays House, High Street                          ACCRA
                  Accra
                  GHANA

GREECE            HSBC Bank plc                                        CHASE MANHATTAN BANK AG
                  1, Kolokotroni Street                                FRANKFURT
                  105 62 Athens
                  GREECE

HONG KONG         The Hongkong and Shanghai Banking                    THE CHASE MANHATTAN BANK
                  Corporation Limited                                  HONG KONG
                  36th Floor, Sun Hung Kai Centre
                  30 Harbour Road
                  Wan Chai
                  HONG KONG

HUNGARY           Citibank Rt.                                         CITIBANK RT.
                  Szabadsag ter 7-9                                    BUDAPEST
                  H-1051 Budapest V
                  HUNGARY

INDIA             The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  Sudarn Kalu Ahire Marg, Worli                        MUMBAI
                  Mumbai 400 025
                  INDIA

                  Deutsche Bank AG                                     DEUTSCHE BANK AG
                  Kodak House                                          MUMBAI
                  222 D.N. Road, Fort
                  Mumbai 400 001
                  INDIA

                  Standard Chartered Bank                              STANDARD CHARTERED BANK
                  Phoenix Centre, Phoenix Mills Compound               MUMBAI
                  Senapati Bapat Marg, Lower Parel
                  Mumbai 400 0l3
                  INDIA

INDONESIA         The Hongkong and Shanghai Banking                    STANDARD CHARTERED BANK
                  Corporation Limited                                  JAKARTA
                  World Trade Center
                  Jl. Jend Sudirman Kav. 29-31
                  Jakarta 10023
                  INDONESIA

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
                  Standard Chartered Bank                              STANDARD CHARTERED BANK
                  Jl. Jend Sudirman Kav. 33-A                          JAKARTA
                  Jakarta 10220
                  INDONESIA

IRELAND           Bank of Ireland                                      CHASE MANHATTAN BANK AG
                  International Financial Services Centre              FRANKFURT
                  1 Harbourmaster Place
                  Dublin 1
                  IRELAND

                  Allied Irish Banks, p.l.c.                           CHASE MANHATTAN BANK AG
                  P.O. Box 518                                         FRANKFURT
                  International Financial Services Centre
                  Dublin 1
                  IRELAND

ISRAEL            Bank Leumi le-Israel B.M.                            BANK LEUMI LE-ISRAEL B.M.
                  35, Yehuda Halevi Street                             TEL AVIV
                  61000 Tel Aviv
                  ISRAEL

ITALY             BNP PARIBAS S.A.                                     CHASE MANHATTAN BANK AG
                  2 Piazza San Fedele                                  FRANKFURT
                  20121 Milan
                  ITALY

IVORY COAST       Societe Generale de Banques en Cote                  SOCIETE GENERALE
                  d'lvoire                                             PARIS
                  5 et 7, Avenue J. Anoma - 01 B.P. 1355
                  Abidjan 01
                  IVORY COAST

JAMAICA           CIBC Trust and Merchant Bank                         CIBC TRUST AND MERCHANT BANK
                  Jamaica Limited                                      JAMAICA LIMITED
                  23-27 Knutsford Blvd.                                KINGSTON
                  Kingston 10
                  JAMAICA

JAPAN             The Fuji Bank, Limited                               THE CHASE MANHATTAN BANK
                  6-7 Nihonbashi-Kabutocho                             TOKYO
                  Chuo-Ku
                  Tokyo 103
                  JAPAN

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
                  The Bank of Tokyo-Mitsubishi, Limited                THE CHASE MANHATTAN BANK
                  3-2 Nihombashi Hongkucho l-chome                     TOKYO
                  Chuo-ku
                  Tokyo 103
                  JAPAN

JORDAN            Arab Bank Plc                                        ARAB BANK PLC
                  P O Box 950544-5                                     AMMAN
                  Amman
                  Shmeisani
                  JORDAN

KAZAKHSTAN        ABN AMRO Bank Kazakhstan                             ABN AMRO BANK KAZAKHSTAN
                  45, Khadzhi Mukana Street                            ALMATY
                  480099 Almaty
                  KAZAKHSTAN

KENYA             Barclays Bank of Kenya Limited                       BARCLAYS BANK OF KENYA LTD
                  c/o Barclaytrust Investment Services                 NAIROBI
                  & Limited
                  Mezzanine 3, Barclays Plaza, Loita Street
                  Nairobi
                  KENYA

LATVIA            A/S Hansabanka                                       A/S HANSABANKA
                  Kalku iela 26                                        RIGA
                  Riga, LV 1050
                  LATVIA

LEBANON           HSBC Bank Middle East                                THE CHASE MANHATTAN BANK
                  Ras-Beirut Branch                                    NEW YORK
                  P.O. Box 11-1380
                  Abdel Aziz
                  Ras-Beirut
                  LEBANON

LITHUANIA         Vilniaus Bankas AB                                   VILNIAUS BANKAS AB
                  Ukmerges str. 41-106                                 VILNIUS
                  LT 2662 Vilnius
                  LITHUANIA

LUXEMBOURG        Banque Generale du Luxembourg S.A.                   CHASE MANHATTAN BANK AG
                  50 Avenue J.F. Kennedy                               FRANKFURT
                  L-2951
                  LUXEMBOURG

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
MALAYSIA          The Chase Manhattan Bank (M) Berhad                  THE CHASE MANHATTAN BANK (M) BERHAD
                  Menara Dion, Level 26                                KUALA LUMPUR
                  Jalan Sultan Ismail
                  50250, Kuala Lumpur
                  MALAYSIA

                  HSBC Bank Malaysia Berhad                            HSBC BANK MALAYSIA BERHAD
                  2 Leboh Ampang                                       KUALA LUMPUR
                  50100 Kuala Lumpur
                  MALAYSIA

MAURITIUS         The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  5/F Les Cascades Building                            PORT LOUIS
                  Edith Cavell Street
                  Port Louis
                  MAURITIUS

MEXICO            Chase Manhattan Bank Mexico, S.A.                    CHASE MANHATTAN BANK MEXICO, S.A.
                  Torre Optima                                         MEXICO, D.F
                  Paseo de las Palmas #405 Piso 15
                  Lomas de Chapultepec
                  11000 Mexico, D.F.
                  MEXICO

                  Citibank Mexico, S.A.                                CITIBANK MEXICO, S.A.
                  Paseo de la Reforma 390                              MEXICO, D.F
                  06695 Mexico, D.F.
                  MEXICO

MOROCCO           Banque Commerciale du Maroc S.A.                     BANQUE COMMERCIALE DU MAROC S.A.
                  2 Boulevard Moulay Youssef                           CASABLANCA
                  Casablanca 20000
                  MOROCCO

NAMIBIA           Standard Bank Namibia Limited                        STANDARD CORPORATE & MERCHANT BANK
                  Mutual Platz                                         JOHANNESBURG
                  Cnr. Stroebel and Post Streets
                  P.O.Box 3327
                  Windhoek
                  NAMIBIA

NETHERLANDS       ABN AMRO N.V.                                        CHASE MANHATTAN BANK AG
                  Kernelstede 2                                         FRANKFURT
                  P.O. Box 3200
                  4800 De Breda
                  NETHERLANDS

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
                  Fortis Bank (Nederland) N.V.                         CHASE MANHATTAN BANK AG
                  55 Rokin                                             FRANKFURT
                  P.O. Box 243
                  1000 AE Amsterdam
                  NETHERLANDS

NEW ZEALAND       National Nominees Limited                            NATIONAL BANK OF NEW ZEALAND
                  Level 2 BNZ Tower                                    WELLINGTON
                  125 Queen Street
                  Auckland
                  NEW ZEALAND

*NIGERIA*         Stanbic Merchant Bank Nigeria Limited                STANDARD BANK OF SOUTH AFRICA
                  188 Awolowo Road                                     JOHANNESBURG
                  P.O. Box 54746
                  Falomo, Ikoyi
                  Lagos
                  NIGERIA

       *RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER
                            FOR FURTHER INFORMATION*

NORWAY            Den norske Bank ASA                                  DEN NORSKE BANK ASA
                  Stranden 21                                          OSLO
                  PO Box 1171 Sentrum
                  N-0107 Oslo
                  NORWAY

OMAN              HSBC Bank Middle East                                OMAN ARAB BANK
                  Bait Al Falaj Main Office                            MUSCAT
                  Ruwi, Muscat PC 112
                  OMAN

PAKISTAN          Citibank, N.A.                                       CITIBANK, N.A.
                  AWT Plaza                                            KARACHI
                  I.I. Chundrigar Road
                  Karachi 74200
                  PAKISTAN

                  Deutsche Bank AG                                     DEUTSCHE BANK AG
                  Unitowers                                            KARACHI
                  I.I. Chundrigar Road
                  Karachi 74200
                  PAKISTAN

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
                  Standard Chartered Bank                              STANDARD CHARTERED BANK
                  Box 4896                                             KARACHI
                  Ismail Ibrahim Chundrigar Road
                  Karachi 74200
                  PAKISTAN

PERU              Citibank, N.A.                                       BANCO DE CREDITO DEL PERU
                  Camino Real 457                                      LIMA
                  Torre Real - 5th Floor
                  San Isidro, Lima 27
                  PERU

PHILIPPINES       The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  30/F Discovery Suites                                MANILA
                  25 ADB Avenue
                  Ortigas Center
                  Pasig City, Manila
                  PHILIPPINES

POLAND            Bank Handlowy w. Warszawie S.A.                      BANK ROZWOJU EKSPORTU S.A.
                  ul. Senatorska 16                                    WARSAW
                  00-082 Warsaw
                  POLAND

                  Bank Polska Kasa Opieki S.A.                         BANK ROZWOJU EKSPORTU S.A.
                  11 Lucka street                                      WARSAW
                  00-950 Warsaw
                  POLAND

PORTUGAL          Banco Espirito Santo e Comercial de                  CHASE MANHATTAN BANK AG
                  Lisboa, S.A.                                         FRANKFURT
                  Rua Mouzinho da Silveira, 36 R/c
                  1250 Lisbon
                  PORTUGAL

                  Banco Comercial Portugues, S.A.                      CHASE MANHATTAN BANK AG
                  Rua Augusta, 62174                                   FRANKFURT
                  1100 Lisbon
                  PORTUGAL

ROMANIA           ABN AMRO Bank (Romania) S.A.                         ABN AMRO BANK (ROMANIA) S.A.
                  World Trade Centre Building-E, 2nd Floor             BUCHAREST
                  Bld. Expozitiei Nr. 2
                  78334 Bucharest 1
                  ROMANIA

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
                  ING Bank N.V.                                        ING BANK N.V.
                  13-15 Kiseleff Blvd                                  BUCHAREST
                  Bucharest 1
                  ROMANIA

*RUSSIA*          Chase Manhattan Bank International                   THE CHASE MANHATTAN BANK
                  1st Tverskaya - Yamskaya, 23                         NEW YORK
                  125047 Moscow                                        A/C THE CHASE MANHATTAN
                  RUSSIA                                               LONDON (US$ NOSTRO ACCOUNT)

                  Credit Suisse First Boston AO                        THE CHASE MANHATTAN BANK
                  Nikitsky Pereulok, 5                                 NEW YORK
                  103009 Moscow                                        A/C THE CHASE MANHATTAN
                  RUSSIA                                               LONDON (US$ NOSTRO ACCOUNT)

       *RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER
                            FOR FURTHER INFORMATION.*

SINGAPORE         Standard Chartered Bank                              OVERSEA-CHINESE BANKING CORPORATION
                  3/F, 6 Battery Road                                  SINGAPORE
                  049909
                  SINGAPORE

SLOVAK REPUBLIC   Ceskoslovenska Obchodni Banka, A.S.                  CESKOSLOVENSKA OBCHODNI BANKA, A.S.
                  Michalska 18                                         BRATISLAVA
                  815 63 Bratislava
                  SLOVAK REPUBLIC

SLOVENIA          Bank Austria Creditanstalt d.d. Ljubljana            BANK AUSTRIA CREDITANSTALT D.D. LJUBLJANA
                  Kotnikova 5                                          LJUBLJANA
                  SL-61104 Ljubljana
                  SLOVENIA

SOUTH AFRICA      The Standard Bank of South Africa Limited            STANDARD CORPORATE & MERCHANT BANK
                  Standard Bank Centre                                 JOHANNESBURG
                  Ist Floor
                  5 Simmonds Street
                  Johannesburg 2001
                  SOUTH AFRICA

SOUTH KOREA       The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  5/F HSBC Building                                    SEOUL
                  #25, Bongrae-dong 1-ga
                  Seoul
                  SOUTH KOREA

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
                  Standard Chartered Bank                              STANDARD CHARTERED BANK
                  22/F, Seoul Finance Centre Building                  SEOUL
                  63, Mukyo-dong, Chung-Ku
                  Seoul
                  SOUTH KOREA

SPAIN             Chase Manhattan Bank CMB, S.A.                       CHASE MANHATTAN BANK AG
                  Paseo de la Castellana, 51                           FRANKFURT
                  28046 Madrid
                  SPAIN

SRI LANKA         The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  Unit #02-02, West Block Podium                       COLOMBO
                  World Trade Center
                  Colombo 1
                  SRI LANKA

SWEDEN            Skandinaviska Enskilda Banken                        SVENSKA HANDELSBANKEN
                  Sergels Torg 2                                       STOCKHOLM
                  SE-106 40 Stockholm
                  SWEDEN

SWITZERLAND       UBS AG                                               UBS AG
                  45 Bahnhofstrasse                                    ZURICH
                  8021 Zurich
                  SWITZERLAND

TAIWAN            The Chase Manhattan Bank                             THE CHASE MANHATTAN BANK
                  14th Floor                                           TAIPEI
                  2, Tun Hwa S. Road Sec. 1
                  Taipei
                  TAIWAN

                  The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  International Trade Building                         TAIPEI
                  16th Floor, Taipei World Trade Center
                  333 Keelung Road, Section I
                  Taipei 110
                  TAIWAN

THAILAND          Standard Chartered Bank                              STANDARD CHARTERED BANK
                  14th Floor, Zone B                                   BANGKOK
                  Sathorn Nakorn Tower
                  100 North Sathorn Road
                  Bangrak, Bangkok 10500
                  THAILAND

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
TUNISIA           Banque Internationale Arabe de Tunisie,              BANQUE INTERNATIONALE ARABE DE TUNISIE, S.A.
                  S.A.                                                 TUNIS
                  70-72 Avenue Habib Bourguiba
                  P.O. Box 520
                  1080 Tunis Cedex
                  TUNISIA

TURKEY            The Chase Manhattan Bank                             THE CHASE MANHATTAN BANK
                  Emirhan Cad. No: 145                                 ISTANBUL
                  Atakule, A Blok Kat:11
                  80700-Dikilitas/Besiktas
                  Istanbul
                  TURKEY

*UKRAINE*         ING Bank Ukraine                                     ING BANK UKRAINE
                  28 Kominterna Street                                 KIEV
                  5th Floor
                  Kiev, 252032
                  UKRAINE

       *RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER
                            FOR FURTHER INFORMATION.*

U.A.E.            HSBC Bank Middle East                                THE NATIONAL BANK OF ABU DHABI
                  P.O. Box 66                                          ABU DHABI
                  Dubai
                  UNITED ARAB EMIRATES

U.K.              The Chase Manhattan Bank                             NATIONAL WESTMINSTER BANK
                  Crosby Court                                         LONDON
                  Ground Floor
                  38 Bishopsgate
                  London EC2N 4AJ
                  UNITED KINGDOM

URUGUAY           BankBoston, N.A.                                     BANKBOSTON, N.A.
                  Zabala 1463                                          MONTEVIDEO
                  Montevideo
                  URUGUAY

U.S.A.            The Chase Manhattan Bank                             THE CHASE MANHATTAN BANK
                  4 New York Plaza                                     NEW YORK
                  New York
                  NY 10004
                  U.S.A.

COUNTRY           SUB-CUSTODIAN                                        CORRESPONDENT BANK
----------------  ---------------------------------------------------  -------------------------------------------
VENEZUELA         Citibank, N.A.                                       CITIBANK, N.A.
                  Carmelites a Altagracia                              CARACAS
                  Edificio Citibank
                  Caracas 1010
                  VENEZUELA

VIETNAM           The Hongkong and Shanghai Banking                    THE HONGKONG AND SHANGHAI BANKING
                  Corporation Limited                                  CORPORATION LIMITED
                  75 Pham Hong Thai, District 1                        HO CHI MINH CITY
                  Ho Chi Minh City
                  VIETNAM

ZAMBIA            Barclays Bank of Zambia Limited                      BARCLAYS BANK OF ZAMBIA LTD
                  Kafue House, Cairo Road                              LUSAKA
                  Lusaka
                  ZAMBIA

ZIMBABWE          Barclays Bank of Zimbabwe Limited                    BARCLAYS BANK OF ZIMBABWE LTD
                  2nd Floor, 3 Anchor House                            HARARE
                  Jason Mayo Avenue
                  Harare
                  ZIMBABWE

                                  Appendix 1-A

                       Information Regarding Country Risk

     1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish upon the initial placing of Foreign Assets into a country and annually thereafter the following information:

     A    Opinions of local counsel concerning:

          i. Whether applicable foreign law would restrict the access afforded Customer's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

          ii. Whether applicable foreign law would restrict the Customer's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

          iii. Whether applicable foreign law would restrict the Customer's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

     B.   Written information concerning:

          i. The likelihood of expropriation, nationalization, freezes, or confiscation of Customer's assets.

          ii. Whether difficulties in converting Customer's cash and cash equivalents to US dollars are reasonably foreseeable.

     C.   A market report with respect to the following topics:

     (i) securities regulatory environment, (ii) foreign ownership restrictions,
     (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, (vi) market settlement risk, (vii) Eligible Securities Depositories (including Depository evaluation), if any.

     2. Bank shall furnish the following additional information:

          Market flashes, including with respect to changes in the information in market reports.

[JPMORGAN LOGO]

                                                                    Appendix 1-B

            INVESTOR SERVICES NETWORK MANAGEMENT "AT A GLANCE" REPORT
                             SECURITIES DEPOSITORIES

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
ARGENTINA             CVSA                                                 Equity, Corporate Debt, Government Debt
                      (Caja de Valores S.A.)

ARGENTINA             CRYL                                                 Government Debt
                      (Central de Registration y Liquidation de
                      Instrumentos de Endeudamiento Publico)

AUSTRALIA             AUSTRACTCAR LIMITED                                  Corporate Debt, Money Market, Semi-Government Debt

AUSTRALIA             CHESS                                                Equity
                      (Clearing House Electronic Sub-register System)

AUSTRALIA             RITS                                                 Government Debt

                      (Reserve Bank of Australia/Reserve Bank
                      Information and Transfer System)

AUSTRIA               OEKB                                                 Equity, Corporate Debt, Government Debt
                      (Oesterreichische Kontrollbank AG)

BELGIUM               CIK                                                  Equity, Corporate Debt
                      (Caisse Interprofessionnelle de Depots et de
                      Virements de Titres S.A.)

BELGIUM               NBB                                                  Corporate Debt, Government Debt
                      (National Bank of Belgium)

BRAZIL                CBLC                                                 Equity
                      (Companhia Brasileira de Liquidacao e Custodia)

BRAZIL                CETIP                                                Corporate Debt
                      (Central de Custodia e Liquidacao Financiera de
                      Titulos Privados)

BRAZIL                SELIC                                                Government Debt
                      (Sistema Especial de Liquidacao e Custodia)

BULGARIA              BNB                                                  Government Debt
                      (Bulgaria National Bank)

BULGARIA              CDAD                                                 Equity, Corporate Debt
                      (Central Depository A.D.)

CANADA                CDS                                                  Equity, Corporate, Government Debt
                      (The Canadian Depository for Securities Limited)

CHILE                 DCV                                                  Equity, Corporate Debt, Government Debt
                      (Deposito Central de Valores S.A.)

CHINA,                SSCCRC                                               Equity

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

JP Morgan Investor Services Network Management                      June 6, 2001

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
SHANGHAI              (Shanghai Securities Central Clearing and
                      Registration Corporation)

CHINA, SHENZHEN       SSCC                                                 Equity
                      (Shenzhen Securities Clearing Company, Limited)

COLOMBIA              DCV                                                  Government Debt
                      (Deposito Central de Valores)

COLOMBIA              DECEVAL                                              Equity, Corporate Debt, Government Debt
                      (Deposito Centralizado de Valores de Colombia
                      S.A.)

CROATIA               SDA                                                  Equity, Government Debt
                      (Central Depository Agency Inc. - Stredisnja
                      depozitarna agencija d.d.)

CROATIA               MOF                                                  Short-term debt issued by the Ministry of
                      (Ministry of Finance of the Republic of Croatia)     Finance.

CROATIA               CNB                                                  Short-term debt issued by the National Bank of
                      (Croatian National Bank)                             Croatia.

CZECH REPUBLIC        SCP                                                  Equity, Corporate Debt, Government Debt
                      (Stredisko cennycb papiru - Ceska republica)

CZECH REPUBLIC        CNB                                                  Government Debt
                      (Czech National Bank)

DENMARK               VP                                                   Equity, Corporate Debt, Government Debt
                      (Vacrdipapircentralen A/S)

EGYPT                 MCSD                                                 Equity, Corporate Debt
                      (Misr for Clearing, Settlement and Depository,
                      S.A.E.)

ESTONIA               ECDS                                                 Equity, Corporate Debt, Government Debt
                      (Estonian Central Depository for Securities
                      Limited - Eesti Vaatpaberite Keskdepositoorium)

FINLAND               APK                                                  Equity, Corporate Debt, Government Debt
                      (Finnish Central Securities Depository Limited)

FRANCE                EUROCLEAR FRANCE                                     Equity, Corporate Debt, Government Debt

GERMANY               CBF                                                  Equity, Corporate Debt, Government Debt
                      (Clearstream Banking AG)

GREECE                CSD                                                  Equity, Corporate Debt
                      (Central Securities Depository S.A.)

GREECE                BOG                                                  Government Debt
                      (Bank of Greece)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
HONG KONG             HKSCC                                                Equity
                      (Hong Kong Securities Clearing Company Limited)

HONG KONG             CMU                                                  Corporate Debt, Government Debt
                      (Central Moneymarkets Unit)

HUNGARY               KELER                                                Equity, Corporate Debt, Government Debt
                      (Central Clearing House and Depository (Budapest)
                      Ltd. - Kozponti Elszamolohaz es Ertektar
                      (Budapest) Rt.)

INDIA                 NSDL                                                 Equity, Corporate Debt, Government Debt
                      (National Securities Depository Limited)

INDIA                 CDSL                                                 Equity
                      (Central Depository Services (India) Limited)

INDIA                 RBI                                                  Government Debt
                      (Reserve Bank of India)

INDONESIA             KSEI                                                 Equity, Corporate Debt
                      (PT Kustodian Sentral Efek Indonesia)

IRELAND               CREST                                                Equity, Corporate Debt
                      (CRESTCo Limited)

ISRAEL                TECH                                                 Equity, Corporate Debt, Government Debt
                      (Tel Aviv Stock Exchange Clearing House)

ITALY                 MONTE TITOLL S.P.A.                                  Equity, Corporate Debt, Government Debt

IVORY COAST           DC/BR                                                Equity
                      (Le Depositaire Central / Banque de Reglement

JAMAICA               JCSD                                                 Equity, Corporate Debt, Government Debt
                      (Jamaica Central Securities Depository)

JAPAN                 JASDEC                                               Equity, Convertible Debt
                      (Japan Securities Depository Center)

JAPAN                 BOJ                                                  Registered Government Debt
                      (Bank of Japan)

KAZAHKSTAN            CSD                                                  Equity
                      (Central Securities Depository CJSC)

KENYA                 CBCD                                                 Government Debt
                      (Central Bank Central Depository)

LATVIA                LCD                                                  Equity, Corporate Debt, Government Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
                      (Latvian Central Depository)

LEBANON               MIDCLEAR S.A.L.                                      Equity
                      (Custodian and Clearing Center of Financial
                      Instruments for Lebanon and the Middle East S.A.L.)

LITHUANIA             CSDL                                                 Equity, Corporate Debt, Government Debt
                      (Central Securities Depository of Lithuania)

LUXEMBOURG            CBL                                                  Equity
                      (Clearstream Banking S.A.)

MALAYSIA              MCD                                                  Equity, Corporate Debt
                      (Malaysian Central Depository Sdn. Bhd.)

MALAYSIA              BNM                                                  Government Debt
                      (Bank Negara Malaysia)

MAURITIUS             CDS                                                  Equity, Corporate Debt
                      (Central Depository and Settlement Company
                      Limited)

MEXICO                INDEVAL                                              Equity, Corporate Debt, Government Debt
                      (S.D. INDEVAL S.A. de C.V.)

MOROCCO               MAROCLEAR                                            Equity, Corporate Debt, Government Debt

NETHERLANDS .         NECIGEF                                              Equity, Corporate Debt, Government Debt
                      (Nederlands Centraal Insituut voor Giraal
                      Effectenverkeer B.V.)

NEW ZEALAND           NZCSD                                                Equity, Corporate Debt, Government Debt
                      (New Zealand Central Securities Depository)

NIGERIA               CSCS                                                 Equity, Corporate Debt, Government Debt
                      (Central Securities Clearing System Limited)

NORWAY                VPS                                                  Equity, Corporate Debt, Government Debt
                      (Verdipapirsentralen)

OMAN                  MDSRC                                                Equity, Corporate Debt
                      (The Muscat Depository and Securities
                      Registration Company, S.A.O.C.)

PAKISTAN              CDC                                                  Equity, Corporate Debt
                      (Central Depository Company of Pakistan Limited)

PAKISTAN              SBP                                                  Government Debt
                      (State Bank of Pakistan)

PERU                  CAVALI                                               Equity, Corporate Debt, Government Debt
                      (CAVALI ICLV S.A.)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
PHILIPPINES           PCD                                                  Equity
                      (Philippine Central Depository, Inc.)

PHILIPPINES           ROSS                                                 Government Debt
                      (Bangko Sentral ng Pilipinas / Register of
                      Scripless Securities)

POLAND                NDS                                                  Equity, Long-Term Government Debt
                      (National Depository for Securities S A.)

POLAND                CRT                                                  Short-Term Government Debt
                      (Central Registry of Treasury-Bills)

PORTUGAL              INTERBOLSA                                           Equity, Corporate Debt, Government Debt
                      (Sociedade Gestora de Sistemas de Liquidacao e de
                      Sistemas Centralizados de Valores Mobiliarios, S.A.)

ROMANIA               SNCDD                                                Equity
                      (National Company for Clearing, Settlement and
                      Depository for Securities)

ROMANIA               BSE                                                  Equity
                      (Bucharest Stock Exchange)

RUSSIA                VTB                                                  Equity, Corporate Debt, Government Debt
                      (Vneshtorgbank)                                      (Ministry of Finance Bonds)

RUSSIA                NDC                                                  Equity, Corporate Debt, Government Debt
                      (National Depository Centre)

SINGAPORE             CDP                                                  Equity, Corporate Debt
                      (The Central Depository (Pte) Limited)

SINGAPORE             MAS                                                  Government Debt
                      (Monetary Authority of Singapore)

SLOVAK REPUBLIC       SCP                                                  Equity, Corporate Debt, Government Debt
                      (Stredisko cennych papierov SR Bratislava, a.s.)

SLOVAK                NBS                                                  Government Debt
REPUBLIC              (National Bank of Slovakia)

SLOVENIA              KDD                                                  Equity, Corporate Debt, Government Debt
                      (Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA          CDL                                                  Corporate Debt, Government Debt
                      (Central Depository (Pty) Limited)

SOUTH AFRICA          STRATE                                               Equity
                      (Share Transactions Totally Electronic)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase, JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
SOUTH KOREA           KSD                                                  Equity, Corporate Debt, Government Debt
                      (Korea Securities Depository)

SPAIN                 SCLV                                                 Equity, Corporate Debt
                      (Servicio de Compensacion y Liquidacion de Valores,
                      S.A.)

SPAIN                 CBEO                                                 Government Debt
                      (Banco de Espana / Central Book Entry Office)

SRI LANKA             CDS                                                  Equity, Corporate Debt
                      (Central Depository System (Private) Limited)

SWEDEN                VPC                                                  Equity, Corporate Debt, Government Debt
                      (Vardepapperscentralen AB)

SWITZERLAND           SIS                                                  Equity, Corporate Debt, Government Debt
                      (SIS SegalmerSettle AG)

TAIWAN                TSCD                                                 Equity, Government Debt
                      (Taiwan Securities Central Depository Co., Ltd.)

THAILAND              TSD                                                  Equity, Corporate Debt, Government Debt
                      (Thailand Securities Depository Company Limited)

TRANSNATIONAL         DCC                                                  Euro-CDs
                      (The Depository and Clearing Centre)

TRANSNATIONAL         CBL                                                  Internationally Traded Debt, Equity
                      (Clearstream Banking, S.A.)

TRANSNATIONAL         EUROCLEAR                                            Internationally Traded Debt, Equity

TUNISIA               STICODEVAM                                           Equity, Corporate Debt, Government Debt
                      (Societe Tunisienne Interprofessionnelle pour la
                      Compensation et le Depot des Valeurs Mobilieres)

TURKEY                TAKASBANK                                            Equity, Corporate Debt, Government Debt
                      (IMKB Takas ve Saklama Bankasi A.S.)

UNITED ARAB EMIRATES  DFM                                                  Equity, Corporate Debt, Government Debt
                      (Dubai Financial Market Clearing House)

UNITED KINGDOM        CREST                                                Equity, Corporate Debt, Government Debt
                      (CRESTCo Limited)

UNITED KINGDOM        CMO                                                  Sterling & Euro CDs, Commercial Paper
                      (Central Moneymarkets Office)

UNITED STATES         DTC                                                  Equity, Corporate Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

      COUNTRY                             DEPOSITORY                                           INSTRUMENTS
--------------------  ---------------------------------------------------  --------------------------------------------------
                      (Depository Trust Company)

UNITED STATES         PTC                                                  Mortgage Back Debt
                      (Participants Trust Company)

UNITED STATES         FED                                                  Government Debt
                      (The Federal Reserve Book-Entry System)

VENEZUELA             BCV                                                  Government Debt
                      (Banco Central de Venezuela)

VENEZUELA             CVV                                                  Equity, Corporate Debt, Money Market
                      (Caja Venezolana de Valores, S.A.)

VIETNAM               SCC                                                  Equity, Corporate Debt, Government Debt
                      (Securities Custody Centre)

ZAMBIA                CSD                                                  Equity, Government Debt
                      (LuSE Central Shares Depository Limited)

ZAMBIA                BoZ                                                  Government Debt
                      (Bank of Zambia)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

                           GLOBAL PROXY SERVICE RIDER

                           To Global Custody Agreement

                                     Between

                            THE CHASE MANHATTAN BANK

                                       AND

                       GLOBAL HIGH INCOME DOLLAR FUND INC.

                               dated July 1, 2001.

1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4 Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or
     (vi) held in a margin or collateral account.

6 Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with Section 10 of the Agreement. Proxy Services fees shall be as set forth in Section 13 of the Agreement or as separately agreed.

                       SPECIAL TERMS AND CONDITIONS RIDER

                                        GLOBAL CUSTODY AGREEMENT

                                        WITH Global High Income Dollar Fund Inc.
                                             ------------------------------

                                        DATE July 1, 2001
                                             ------------------------------

                               DOMESTIC AND GLOBAL

                       SPECIAL TERMS AND CONDITIONS RIDER

                     Domestic Corporate Actions and Proxies

With respect to domestic US and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

          Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.